UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Pennsylvania Avenue NW, Suite 300 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2024, ASP Isotopes Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 12,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).  The price to the public in the Offering is $2.50 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $2.3625 per share.  Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 1,800,000 shares of Common Stock (the “Additional Shares”) from the Company at the same price per share as the Shares.

The Company estimates that the net proceeds from the Offering will be approximately $28.0 million, or approximately $32.3 million if the Underwriter exercises in full its option to purchase the Additional Shares, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

The Shares, and any Additional Shares, are being offered and sold pursuant to a prospectus supplement dated July 12, 2024 and an accompanying base prospectus that form a part of the registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission, which became effective on June 12, 2024 (File No. 333-279857).  The closing of the Offering is expected to take place on or about July 15, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.  The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Blank Rome LLP relating to the Shares and the Additional Shares is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of the Offering and the anticipated amount of net proceeds from the Offering. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 8.01. Other Events.

On July 11, 2024, the Company issued a press release announcing the proposed Offering and on July 12, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 12, 2024, by and between the Company and the Underwriter.
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1).
99.1	Press Release, dated July 11, 2024, of ASP Isotopes Inc. announcing proposed public offering of common stock.
99.2	Press Release, dated July 12, 2024, of ASP Isotopes Inc. announcing pricing of public offering of common stock.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: July 12, 2024	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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